UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 6, 2023 (December 1, 2023)
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Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7812 Palm Parkway	Orlando,	FL	32836
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
9002 San Marco Court Orlando, FL 32819
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 1, 2023, Jeanette E. Marbert, President, Exchange and Third-Party Management of Marriott Vacations Worldwide Corporation (the “Company”), notified the Company of her intention to retire in 2024. Ms. Marbert did not specify a specific retirement date. Ms. Marbert plans to stay on in her current role to allow for a smooth transition. Ms. Marbert’s retirement is not the result of a disagreement between Ms. Marbert and the Company on any matter relating to the Company’s operations, policies or practices. Ms. Marbert is not entitled to, and is not seeking, any severance benefits in connection with her retirement. She is eligible to be considered an approved retiree under the Company’s 2020 Equity Incentive Plan and receive certain other benefits in connection with her retirement that are generally available to other similarly situated executives.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated:	December 6, 2023	By:	/s/ Jason P. Marino
		Name:	Jason P. Marino
		Title:	Executive Vice President and Chief Financial Officer
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